Rule 424(b)(3)
                                            File Nos. 333-66467 and 333-66467-01


PRICING SUPPLEMENT NO. 16 DATED May 24, 1999
(To Prospectus Dated November 10, 1998, as Supplemented November 10, 1998)

                     COUNTRYWIDE HOME LOANS, INC.
                      MEDIUM-TERM NOTES, SERIES H

                     UNCONDITIONALLY GUARANTEED BY
                  COUNTRYWIDE CREDIT INDUSTRIES, INC.
                           FIXED RATE NOTES
                           ----------------


Trade Date:             May 24, 1999        Book Entry: |X|
Issue Price:            100%                Certificated: |_|
Original Issue Date:    June 3, 1999        Principal Amount:    $ 25,000,000
Stated Maturity Date:   June 3, 2004        Net Proceeds:        $ 24,875,000
Interest Rate:          6.390%              Specified Currency:  U.S. Dollars

Exchange Rate Agent:    N/A

Agent:                  Lehman Brothers Inc.

Minimum Denomination:   $1,000
Interest Payment Dates: June 3 and December 3, commencing December 3, 1999
Record Dates:           May 19 and November 18

Redemption:                                 Repayment:

Check box opposite applicable paragraph:    Check box opposite applicable
                                              paragraph:
|X| The Notes cannot be redeemed prior to   |X| The Notes cannot be repaid prior
  maturity.                                   to maturity.
| | The Notes may be redeemed prior to      |_| The Notes may be repaid prior to
  maturity.                                   maturity.
Initial Redemption Date:                    Optional Repayment Dates:
Initial Redemption Percentage:
Annual Redemption Percentage Reduction,
  if any:

Additional/Other Terms: